Exhibit 99.2
FY10 Q1 Conference Call October 27, 2009

Forward-Looking Statement Page 1 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as "anticipates," "expects," "believes," "intends," "plans," "projects," "estimates," and similar expressions are used to identify these forward- looking statements. Forward-looking statements are based on currently available information and include, among others, the discussion under "Outlook." These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; the financial condition of our customers; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities. Other factors, risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2009 which is incorporated by reference and in other reports that Molex files or furnishes with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements. As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on October 27, 2009 regarding the Company's financial results for the fiscal quarter ended September 30, 2009 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Order Trend (US$ in millions) Page 3 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 858 796 562 475 576 724 Up 52% from low point 26% from last quarter

Change in Orders by Industry Page 4 Page 4 Broad recovery in all markets

Orders by Channel and Geography Orders by Channel and Geography Page 5 Page 5 ORDERS ORDERS

Revenue Trend (US$ in millions) Page 6 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 872 839 667 506 570 674 18% sequential increase / 23% below peak

Change in Revenue by Industry Page 7 Page 7 Consumer market particularly strong

(US$ in millions, except per-share data) Page 8 Page 8 Financial Summary - GAAP Solid fall through on higher revenue

GAAP to Non-GAAP Reconciliation Page 9 Page 9 Non-GAAP effective tax rate of 34.2%

Balance Sheet and Operating Metrics (US$ in millions) Page 10 Page 10 Good cash flow despite rapid revenue growth.

Gross Margin Trend Page 11 Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 0.31 0.297 0.264 0.185 0.241 0.284 Influenced by increased revenue and restructuring

SG&A Expense Trend Page 12 (% of revenue) Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 171.1 166.4 144.6 139.1 136.7 145.6 Holding the line on spending / foreign exchange headwind

Restructuring Plan Update Restructuring Plan Update Restructuring Plan Update Page 13 On track to close out restructuring in FY10

Outlook Page 14 Page 14 Assumes 30% effective tax rate